UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014 (January 16, 2014)

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 W. SHERIDAN AVENUE OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Thomas L. Mitchell, age 53, has been named as Executive Vice President and Chief Financial Officer of Devon Energy Corporation (the “Company”) effective February 17, 2014 (the “Effective Date”).

Mr. Mitchell has more than 30 years of accounting and oil and gas industry experience. He served as Vice President, Chief Financial Officer and a Director of Midstates Petroleum Company, an independent exploration and production company, from 2011 until 2013. From 2006 until 2011, he served as Senior Vice President and Chief Financial Officer of Noble Corporation, a contract driller of oil and natural gas wells. He has a Bachelor of Science degree in accounting from Bob Jones University and is a certified public accountant (inactive) in the State of Colorado.

Mr. Mitchell’s annual base salary will be $550,000 and he will receive an award of restricted stock in the amount of $3,000,000 under the Company’s 2009 Long-Term Incentive Plan and a cash sign-on bonus of $360,000. The restricted stock will be granted within 30 days of the Effective Date and will vest over four years assuming Mr. Mitchell’s continued employment. The cash bonus will be paid within 30 days of the Effective Date and must be returned to the Company should Mr. Mitchell’s employment terminate within one year of the Effective Date. He will also enter into an employment agreement with the Company which will provide that he is eligible to participate in the Company’s annual bonus program at a target of 100% of base salary and to receive comparable employee and other benefits of similarly situated executives including, without limitation, becoming a participant in the Company’s equity incentive program and plan, supplemental executive retirement plan, deferred compensation plan, supplemental restoration contribution plans, 401(k) plan, and other employee programs. In addition, the employment agreement provides for the payment of severance in connection with certain employment terminations including, termination other than for “cause” or for “good reason,” as those terms are defined in the employment agreement. If Mr. Mitchell’s employment is involuntarily terminated other than for “cause” or he terminates for “good reason” then, in addition to accrued amounts, he will receive, subject to his execution and non-revocation of a release of claims against the Company and its affiliates, a lump sum cash payment equal to three times his base salary and annual bonus, a pro rata annual bonus, 18 months of health and welfare benefits, three years of continued life insurance benefits, payment equal to 18 times the monthly COBRA premium, and payment of reasonable outplacement assistance. If, within 24 months following a “change in control,” as defined in the employment agreement, Mr. Mitchell is terminated without “cause” by the Company or he terminates for “good reason” then, in addition, he will receive three years of service and three years of age added to his actual years of service and actual age when determining his entitlement under our retiree medical benefit coverage. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement (Exhibits 10.1 and 10.2 to this Current Report on Form 8-K) and incorporated herein by reference.

Mr. Jeffrey A. Agosta, the former Executive Vice President and Chief Financial Officer of the Company, was terminated on January 16, 2014. Pursuant to Mr. Agosta’s employment agreement with the Company, he is eligible for a severance package including 300% of annual salary and bonus as well as acceleration or continued vesting of outstanding long-term incentives.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Form of Amended and Restated Employment Agreement (incorporated by reference to Exhibit 10.19 to the Company’s Form 10-K filed February 27, 2009).

10.2	Form of Amendment No. 1 to the Amended and Restated Employment Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed April 19, 2011).

99.1*	Devon Press Release dated January 16, 2014.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

Date: January 22, 2014

EXHIBIT INDEX

10.1	Form of Amended and Restated Employment Agreement (incorporated by reference to Exhibit 10.19 to the Company’s Form 10-K filed February 27, 2009).

10.2	Form of Amendment No. 1 to the Amended and Restated Employment Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed April 19, 2011).

99.1*	Devon Press Release dated January 16, 2014.

*	Filed herewith.